Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made as of this 30th day of December, 2011, by and among Hickok Incorporated, an Ohio corporation (together with any successor thereto, the "Company"), Roundball LLC, an Ohio limited liability company ("Roundball") and The Aplin Family Trust (the "Alpin Trust," and together with Roundball, the "Investors").

WHEREAS, the Company and the Investors are simultaneously entering into a certain Convertible Loan Agreement, dated as of the date hereof (the "Loan Agreement"), pursuant to which the Investors have agreed to loan the Company and the Company has agreed to issue to the Investors certain Convertible Promissory Notes (the "Notes") in accordance with the terms and conditions contained therein; and

WHEREAS, the execution of this Agreement is a condition precedent to the convertible loans made by the Investors under the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

    "Common Stock" shall mean (i) the Company's Class A and Class B common stock, $1.00 par value per share, and (ii) any other securities into which or for which any of the securities described in clause (i) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    "Person" shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

    "Registrable Securities" shall mean (i) any shares of the Company's Class A Common Stock issued to the Investors after conversion of the Notes in accordance with the Loan Agreement, and (ii) the 20,667 shares of the Company's Class B Common Stock issued to Roundball on the date hereof; provided that the foregoing Common Stock shall not have been sold in a public trading market.

    "SEC" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

    "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    Piggyback Registrations. If at any time or times after the date hereof the Company shall seek to register any shares of its Common Stock under the Securities Act for sale to the public for its own account or on the account of others (except with respect to registration statements on Form S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), the Company will promptly give written notice thereof to the Investors. If within twenty (20) days after their receipt of such notice one or more of the Investors request the inclusion of some or all of the Registrable Securities owned by them in such registration (the "Piggyback Securities"), the Company will use best efforts to include the Piggyback Securities in such registration; provided, however, that the aggregate value of the Piggyback Securities held by the Investors on a combined basis must be equal to or greater than Five Hundred Thousand Dollars ($500,000) in order to trigger the Investors' right set forth in this Section 2. If the underwriter(s) determines that marketing factors require a limitation on the number of Registrable Securities to be included in such registration, subject to the following paragraph, the Company shall not be required to register Registrable Securities of the Investors in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in addition to any amount to be registered for the account of the Company; provided that the shares to be excluded shall be determined in the following sequence: (i) first, securities held by any officers or directors of the Company, (ii) second, securities held by Persons other than the Investors, and (ii) third, if necessary, Registrable Securities sought to be included by the Investors as determined on a pro rata basis (based on the respective holdings of securities by all such Investors).

    Required Registrations.

      Demand Registration. The Investor(s) owning at least fifty percent (50%) of the Registrable Securities may request that the Company register under the Securities Act all or a portion of the Registrable Securities held by such Investor(s) and shall keep such registration statement effective for the lesser of one hundred eighty (180) days or until all such Registrable Securities have been sold; provided, however, (i) that each such registration statement requested to be filed pursuant to this Section 3(a) must relate to Common Shares having an aggregate market value as of the time of initial registration of at least One Million Dollars ($1,000,000); and (ii) that the provisions of this Section 3(a) shall not be available to the Investors if such Registrable Securities may be immediately registered on Form S-3 pursuant to a request made pursuant to the provisions of Section 3(b) below.

      Form S-3. The Company shall use commercially reasonable efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. So long as the Company is qualified to register securities on Form S-3 (or any successor form), on not more than two (2) occasions during any given twelve (12)-month period, Investors shall have the right to request registration on Form S-3 (or any successor form) for the Registrable Securities held by such requesting Investors. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be registered by the Investor.

      Registration Requirements. Following a request pursuant to Section 3(a) or (b) above, the Company will promptly notify the other Investor not making such demand (if applicable), and such Investor shall then have twenty (20) days to notify the Company of its desire to participate in the registration. Thereupon, the Company will use best efforts to include such Registrable Securities in the registration in accordance with the terms of this Section 3. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon their participation in such underwritten public offering and the inclusion of their securities in the underwritten public offering to the extent provided herein.

      Underwritten Offering. If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such registration and such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter, provided that the shares to be excluded shall be determined in the following sequence: (i) first, securities held by any officers or directors of the Company, (ii) second, securities held by Persons other than the Investors, and (iii) third, Registrable Securities sought to be included by the Investors as determined on a pro rata basis (based on the respective holdings of securities by all such Investors). With respect to a request for registration pursuant to Section 3(a) or (b) which is for an underwritten public offering, the managing underwriter shall be chosen by the Company and shall be subject to approval by the Board of Directors of the Company. If the managing underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

      Postponement. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time not to exceed ninety (90) days, no more than once during any eighteen (18)-month period, if the Company is engaged or plans to engage within thirty (30) days in a registered offering for its own account or is engaged in any other activity that, in the good faith determination of the Board of Directors, would be adversely affected by the requested registration. The Company shall not be required to cause a registration statement requested pursuant to this Section 3 to become effective prior to one hundred and twenty (120) days following the effective date of any registration statement initiated by the Company in which the Investors are entitled to participate pursuant to Section 2; provided, however, that the Company shall use commercially reasonable efforts to achieve such effectiveness promptly following such period.

    Black-Out Period.

    Following the effectiveness of a registration statement and filings with any state securities commissions, the Investors agree that they will not effect any sales of Registrable Securities pursuant to a registration statement or any such filings at any time after they have received notice from the Company to suspend sales (i) as a result of the occurrence or existence pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the registration statement or (ii) so that the Company may correct or update the registration statement or such filing. The Investors may recommence effecting sales of the Registrable Shares pursuant to the registration statement or such filings following further written notice to such effect from the Company, which notice shall be given by the Company not later than five (5) business days after the conclusion of any such event.

      Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a), such Investor shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus and, if so directed by the Company, such Investor shall deliver to the Company all copies other than permanent file copies then in such Investor's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when sellers of such Registrable Securities under such registration statement shall have received the copies of the supplemented or amended prospectus.

    Further Obligations of the Company. Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

      Pay all expenses of such registrations and offerings (exclusive of underwriting discounts, commissions and fees relating to the Registrable Securities held by each Investor which shall be the sole responsibility of each such Investor) in connection with any registrations pursuant to Sections 2 or 3 hereof;

      Use best efforts to diligently prepare and file with the Commission a registration statement and such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the Investor or Investors have completed the distribution described in the registration statement relating thereto (but for no more than ninety (90) days) and to comply with the provisions of the Securities Act with respect to the sale of securities covered by such registration statement for such period;

      Furnish to each selling Investor such copies of each preliminary and final prospectus and such other documents as such Investor may reasonably request to facilitate the public offering of its Registrable Securities;

      Enter into any reasonable underwriting agreement required by the proposed underwriter, if any, in such form and containing such terms as are customary; provided, however, that each Investor shall be required to make such representations or warranties as required by the managing underwriter;

      Use commercially reasonable efforts to register or qualify the securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as any selling Investor may reasonably request; provided, that, the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to execute a general consent to service of process in effecting such registration or qualification unless the Company is already subject to service in such jurisdiction;

      Promptly notify each selling Investor, at any time when a prospectus relating to his, her or its Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Investor, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

      Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted);

      Make available to each selling Investor, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling Investor or underwriter (each, an "Inspector"), all financial records and pertinent corporate documents, as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided that each such Inspector shall agree to hold in confidence and trust all information so provided, and, if requested by the Company, shall execute a confidentiality agreement in form and substance satisfactory to the Company;

      Otherwise use commercially reasonable efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the Commission and comparable governmental agencies in other applicable jurisdictions and make generally available to its holders, in each case as soon as practicable, but not later than forty-five (45) days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

      Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities hereunder; and

      Use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any.

    Indemnification; Contribution.

      Incident to any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Investor who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners), and directors, officers, employees, representatives and agents of any of them (each, a "Selling Investor" and collectively, the "Selling Investors"), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Controlling Person"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus) or (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Investor or Controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Investor expressly for use in such registration statement, such Selling Investor will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees, representatives and agents), each other Selling Investor (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees, representatives and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence; provided, however, that the indemnity agreement of such Selling Investor contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Selling Investor, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity by a Selling Investor under this Section 6(a) exceed the net proceeds from the offering received by such Selling Investor.

      If the indemnification provided for in Section 6(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 6, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Company, the Selling Investors and the underwriters from the offering of the Registrable Securities and (ii) the relative fault of the Company, the Selling Investors and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Investors and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Investors and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Selling Investors and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Investors or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Selling Investor hereunder exceed the net proceeds from the offering received by such Selling Investor.

      The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 6 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent of entry of any judgment or enter into a settlement without the consent of the indemnified party, which consent will not be unreasonably withheld.

    Rule 144 and Rule 144A Requirement. While the Company is subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall use commercially reasonable efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any Investor, within fifteen (15) days of a written request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A or such successor rules.

    Transferability of Registration Rights. The registration rights set forth in this Agreement are transferable to any transferee of Registrable Securities who receives Registrable Securities in compliance with the transfer restrictions set forth in the Loan Agreement. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights of a Investor granted pursuant to this Agreement.

    Miscellaneous.

      Amendments. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. This Agreement may not be amended or modified or any provision hereof waived without the joint written consent of the Company and the holders of not less than a majority of the outstanding Registrable Securities.

      Notices and Demands. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, facsimile or five (5) business days after being sent by certified or registered mail or postage and charges prepaid, return receipt requested, or two (2) business day after being sent by overnight delivery providing receipt of delivery, to:

        If to the Company, at the mailing address or facsimile number as shown on the signature pages hereto, or at such other address or facsimile number designated by the Company to the Investor in writing, with a copy to Calfee Halter & Griswold LLP, 1400 KeyBank Center, 800 Superior Avenue, Cleveland, Ohio 44114, Attention: John J. Jenkins, Esq..

        If to the Investor, at the mailing address or facsimile numbers as shown on the signature pages hereto, or at such other address or facsimile number designated by the Investor to the Company in writing, with a copy to (i) Brennan, Manna & Diamond, LLC, The Carnegie Building, 75 East Market Street, Akron, Ohio 44308, Attention: Lee S. Walko, Esq., if such notice is to Roundball; and (ii) Maynard, Cooper & Gale P.C., 1901 Sixth Avenue North, 2400 Regions/Harbert Plaza, Birmingham, Alabama 35203, Attention: Christopher B. Harmon, if such notice is to the Aplin Trust.

      Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

      Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein.

      Adjustment. All references to share and dollar amounts herein shall be equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event affecting the applicable series or class of stock of the Company after the date hereof.

      Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

      Effect of Heading. The Section headings herein are for convenience only and shall not affect the construction hereof.

      Governing Law. This Agreement shall be deemed a contract made under the laws of the State of Ohio and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of the State of Ohio, without giving effect to its conflict of laws principles. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that the other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

      Termination of Registration Rights. The Investors' registration rights granted under Sections 2 and 3 shall expire upon the earlier of: (i) such time as all Registrable Securities held by such Investor can be sold pursuant to Rule 144 promulgated under the Securities Act or (ii) such time as all Registrable Securities held by such Investor have been sold pursuant to an effective registration under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act.

      Further Assurances. From and after the date of this Agreement, upon the request of any party hereto, the other parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

COMPANY:

HICKOK INCORPORATED

By: /s/ Robert L Bauman

Print Name: Robert L Bauman

Title: President and CEO

Address: 10514 Dupont Avenue, Cleveland, Ohio 44108-1399

INVESTORS:

ROUNDBALL LLC

By: /s/ Fredrick N Widen

Print Name: Fredrick N Widen

Title: Manager

Address: 25101 Chagrin Boulevard, Suite 220

Beachwood, Ohio 44122

THE APLIN FAMILY TRUST

By: /s/ J H Aplin Elliott

Print Name: Jennifer Hickok Aplin Elliott

Title: Trustee

Address: 5904 Melanie Drive

Forth Worth, Texas 76131